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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Joint Registration Statement on Form S-3 and the related Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc. ("Companies") to be filed with the Securities and Exchange Commission on or about April 26, 1999 for the registration of 68,000,000 shares of paired common stock of the Companies and to the incorporation by reference therein of our report dated March 1, 1999 with respect to the Consolidated Financial Statements and financial statement schedules of Patriot American Hospitality, Inc., the Consolidated Financial Statements of Wyndham International, Inc.
and the Combined Financial Statements of Patriot American Hospitality, Inc.
and Wyndham International, Inc. included in the 1998 Joint Annual Report on Form 10-K of Patriot American Hospitality, Inc. and Wyndham International, Inc., filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP



Dallas, Texas
April 22, 1999